Exhibit 10.2

AIR COMMERCIAL REAL ESTATE ASSOCIATION

GUARANTY OF LEASE

Paragraph 50

WHEREAS, CC & E,  LLC, hereinafter “Lessor”, and  ISI Detention Contracting Group, Inc., a California corporation, hereinafter  “Lessee”, are about to execute a document entitled “Lease” dated  July 21, 2008  concerning the premises commonly known as 577 and 583 N. Batavia Street, Orange, CA 92868 wherein Lessor will lease the premises to Lessee, and

WHEREAS, Argyle Security, Inc. hereinafter “Guarantors” have a financial interest in Lessee, and

WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guaranty of Lease.

NOW THEREFORE, in consideration of the execution of said Lease by Lessor and as a material inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of all rents and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

It is specifically agreed by Lessor and Guarantors that: (i) the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and (ii) said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said Lease as so modified.

This Guaranty shall not be released, modified or affected by the failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease.

No notice of default by Lessee under the Lease need be given by Lessor to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee under the terms of the Lease or at law or in equity.

Lessor shall have the right to proceed against Guarantors following any breach or default by Lessee under the Lease without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

Guarantors hereby waive (a) notice of acceptance of this Guaranty. (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation that Guarantors may have against Lessee.

Guarantors do hereby subordinate all existing or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors to do and provide the same to Lessor. The failure of the Guarantors to provide the same to Lessor shall constitute a default under the Lease.

The term “Lessor” refers to and means the Lessor named in the Lease and also Lessor’s successors and assigns. So long as Lessor’s Interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Lessor’s interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

The term “Lessee” refers to and means the Lessee named in the Lease and also Lessee’s successors and assigns.  Any recovery by Lessor from any other guarantor or insurer shall first be credited to the portion of Lessee’s indebtedness to Lessor which exceeds the maximum liability of Guarantors under this Guaranty.

Any recovery by Lessor from any other guarantor or insurer shall first be credited to the portion of Lessee’s indebtedness to Lessor which exceeds the maximum liability of Guarantors under this Guaranty.

No provision of this Guaranty or right of the Lessor can be waived, nor can the Guarantors be released from their obligations except in writing signed by the Lessor.

Any litigation concerning this Guaranty shall be initiated in a state court of competent jurisdiction in the county in which the leased premises are located and the Guarantors consent to the jurisdiction of such court. This Guaranty shall be governed by the laws of the State in which the leased premises are located and for the purposes of any rules regarding conflicts of law the parties shall be treated as if they were all residents or domiciles of such State.

                In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney’s fee. The attorney’s fee award shall not be computed in accordance with any court fee schedule, but shall be such as to full reimburse as attorney’s fees reasonably incurred.

If any Guarantor is a corporation, partnership, or limited liability company, such individual executing this Guaranty on said entity’s behalf represents and warrants that he or she is duty authorized to execute this Guaranty on behalf of such entity.

If this Form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the AIR Commercial Real Estate Associates, the real estate broker or its agents or employees as to this legal sufficiency, legal effect, or tax consequences of this Form or this transportation retating thereto.

Executed at:	Argyle Security Inc.	/s/ Donald Neville
On:	Sept 5, 2008	Argyle Security Inc.
Address:	200 Concord Plaza, Suite 700
	San Antonio, TX 78239	“GUARANTORS”
MARTIN/ISI-GUARANTY#2

©1998 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM GR-2-09/06E